UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 4, 2014

BECTON, DICKINSON AND COMPANY

(Exact Name of Registrant as Specified in Its Charter)

New Jersey

(State or Other Jurisdiction of Incorporation)

001-4802	22-0760120
(Commission File Number)	(IRS Employer Identification No.)

1 Becton Drive, Franklin Lakes, New Jersey	07417-1880
(Address of Principal Executive Offices)	(Zip Code)

(201) 847-6800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K Filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On November 4, 2014, Becton, Dickinson and Company (“BD”) issued a press release announcing its financial results for its fourth fiscal quarter and full fiscal year ending September 30, 2014. A copy of the press release is furnished as Exhibit 99.1 to this report.

The press release furnished as Exhibit 99.1 contains certain financial measures that differ from those presented in accordance with U.S. generally accepted accounting principles (“non-GAAP measures”), as follows:

•	Revenues. We present international and total revenue growth rates for fiscal year 2014 (for the total company and each of its segments and units, and for our safety-engineered devices) after eliminating the effect of foreign currency translation. We believe that these measures of revenue growth allow investors to better understand the underlying operating results of BD and facilitate comparisons to prior periods.

•	Earnings Per Share from Continuing Operations. We present diluted earnings per share from continuing operations (“EPS”) for the fourth quarter of fiscal year 2014 after eliminating a charge relating to a workforce reduction, and EPS from the prior year period after eliminating the impact of a non-cash pension charge and the charge relating to the verdict in BD’s litigation with Retractable Technologies, Inc. We also present the growth in adjusted EPS for the fourth quarter of fiscal year 2014 compared to the prior year period after eliminating the impact of foreign currency translation.

We also present EPS for fiscal year 2014 and fiscal year 2013 after eliminating a number of costs and charges incurred during these respective periods, as outlined on page 13 of the tables accompanying the press release furnished herewith, and show the growth in adjusted EPS for fiscal year 2014 compared to fiscal year 2013 after eliminating the impact of foreign currency translation.

We adjust EPS for these charges and costs for the above periods because management does not believe these items are part of BD’s underlying business results, and adjusting for these items facilitates comparisons to prior periods. Eliminating the effect of foreign currency translation when showing EPS growth rates for these periods also allows investors to better understand the underlying operating results of BD and facilitates comparisons to prior periods.

We further adjust fiscal year 2014 EPS for the incremental impact in the first quarter of fiscal year 2014 of the medical device excise tax that went into effect in January 2013 under the U.S. Patient Protection and Affordable Care Act. Eliminating the impact of this tax facilitates comparison to fiscal year 2013, as this tax was not in effect during the first quarter of fiscal year 2013.

We also further adjust fiscal year 2014 EPS and fiscal year 2014 EPS to eliminate non-cash expense associated with the amortization of acquisition related intangibles. Management believes eliminating these non-cash items allows investors to better understand the underlying business results of BD.

We also present estimated EPS and EPS growth for fiscal year 2015 (compared to adjusted 2014 EPS) after adjusting for amortization of acquisition related intangibles, and also show the estimated growth in EPS for the 2015 fiscal year after further adjusting for the anticipated impact of foreign currency translation. Management believes eliminating these items allows investors to better understand our guidance in relation to fiscal year 2014 and the anticipated underlying performance of BD.

BD’s management uses each of these non-GAAP measures in its own evaluation of BD’s performance, particularly when comparing performance to past periods and to the performance of peer companies. Management also uses the non-GAAP results for budget planning purposes on a quarterly and annual basis.

BD provides non-GAAP measures to investors on a supplemental basis, as they provide additional insight into BD’s financial results. Management believes the non-GAAP results provide a reasonable measure of BD’s underlying performance before the effects of items that are considered by management to be outside of BD’s underlying operational results or that affect period to period comparability.

Non-GAAP results should not be considered in isolation and are not in accordance with, or a substitute for, GAAP results. Our non-GAAP results may differ from similar measures used by other companies, even if similar terms are used to identify such measures. Although BD’s management believes non-GAAP results are useful in evaluating the performance of its business, its reliance on these measures is limited since items excluded from such measures may have a material impact on BD’s net income, earnings per share or cash flows calculated in accordance with GAAP. Therefore, management typically uses non-GAAP results in conjunction with GAAP results to address these limitations. Investors should also consider these limitations when evaluating BD’s results.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit 99.1    Press release dated November 4, 2014, which is furnished pursuant to Item 2.02

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BECTON, DICKINSON AND COMPANY
(Registrant)

By:	/s/ Gary DeFazio
Gary DeFazio
Vice President and Corporate Secretary

Date: November 4, 2014

Exhibit Index

99.1	Press release dated November 4, 2014, which is furnished pursuant to Item 2.02